                                                                   EXHIBIT 10.21

                               CONSENT OF LANDLORD

     Pursuant to a Lease Agreement dated for reference purposes as of May 15, 1996, as amended by First Amendment to Lease dated as of December 12, 1996 and the Second Amendment to Lease dated as of February 13, 1998 (collectively referred to as the "Lease") between 50 West San Fernando Associates, a California limited partnership ("Landlord") and AboveNet, a California corporation ("Tenant") relating to Premises commonly known as 50 West San Fernando Street, Suite 1010 and 1015, San Jose, California, in the County of Santa Clara (the "Premises"), Tenant has requested that Landlord consent to Tenant's Sublease to Halcyon Software California Inc., a California corporation ("Subtenant") of the said suites 1010 and 1015, which will hereafter be known jointly as Suite 1012 (the "Subleased Premises") on the terms and conditions set forth in the Sublease dated for reference purposes as of March 31, 1998 and attached to this Consent as Exhibit 'A" (the "Sublease").

     In consideration of Tenant's and Subtenant's execution of this Consent of Landlord and agreement to the terms and conditions set forth in this Consent, Landlord consents to the Sublease on the following terms and conditions:

     1. SUBRENT: Tenant represents and warrants to Landlord that the Sublease contains a complete and accurate statement of all rent and other consideration received or to be received from Subtenant in regard to the Sublease.

     2. NO WAIVER: This Consent does not constitute consent to any subsequent subletting or assignment, nor a waiver of the restriction on assignment and subletting contained in the Lease. Any substantial modifications in the terms of the Sublease, including but not limited to any change in the rent or other payments made by the Subtenant or any change in the term of the Sublease, constitutes a new sublease which requires Landlord's written consent. This Consent shall not be deemed to be approval of any such modified Sublease.

     3. TENANT'S PRIMARY OBLIGATIONS: Nothing herein shall release or alter the primary obligations of Tenant under the Lease, nor shall this Consent be deemed to create contractual obligations on the part of Landlord to the Subtenant. By executing this Consent, Subtenant agrees to assume all obligations of Tenant under the Lease related to the Subleased Premises arising after the date hereof and during the term of the Sublease and to remain jointly and severally liable therefore with Tenant.

     4. COSTS AND ATTORNEY'S FEES: This consent is conditional upon Landlord's receipt of the Landlord's reasonable costs and attorney's fees, to which Landlord is entitled under the Lease. Tenant shall immediately reimburse Landlord for such fees and costs upon receipt of Landlord's statement.

     5. NO EFFECT ON LEASE: In no event shall Landlord's consent to this



--------------------------------------------------------------------------------

CONSENT OF MASTER LESSOR                                             PAGE 2 OF 4
--------------------------------------------------------------------------------

Sublease be, or be construed as, a modification of the terms of the Lease, and in the event of any inconsistency between any term of the Sublease and the terms of the Lease, the terms of the Lease shall prevail. To the extent that the Sublease contains any terms or provisions which purport to bind Landlord, such terms shall be of no force or effect.

     6. HAZARDOUS MATERIALS: (a) Subtenant, at its sole cost, shall comply with all laws relating to the storage, use, and disposal of Hazardous Materials (as defined in the Lease) that Subtenant, its agents, employees, contractors, or invitees bring or permit to be brought on to the Subleased Premises or on the Premises or the Property. If Subtenant does store, use, or dispose of any Hazardous Materials, Subtenant shall notify Landlord in writing at least five
(5) days prior to their first appearance on the Subleased Premises, and unless disclosed prior to the execution of this Consent in a response provided by Subtenant to Landlord's Hazardous Materials Questionnaire or other written disclosure, such Hazardous Materials shall not be stored, used, or disposed of on the Subleased or Premises without Landlords advance written approval. Subtenant shall be subject to all obligations of Tenant under the Lease relating to Hazardous Materials.

     (b) Subtenant shall be responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorney's fees and costs, arising out of or in connection with the storage, use, or disposal of Hazardous Materials in or about the Subleased Premises, the Premises, or the Property by Subtenant, its agents, employees, contractors, or invitees which occur prior to or after the Effective Date, but Tenant shall remain responsible for any such matters to the extent set forth in the Lease, and Subtenant's responsibility and duty as set forth above shall not relieve Tenant of its responsibilities and duties pursuant to the Lease.

     7. CONSTRUCTION AND SIGNAGE: Any and all construction to be performed by Tenant or Subtenant on the Subleased Premises shall be subject to the advance written approval of Landlord and all other provisions relating to construction which are set forth in the Lease. Any signage called for in the Sublease shall be subject to Landlord's approval as per the terms of the Lease, and subject to the procurement of approval and permits from the City of San Jose if required. By approving the Sublease, Landlord shall not be deemed to have approved any signage or construction referenced therein

     8. INSURANCE: The Subtenant shall comply with all of the provisions of the Lease as to insurance as if it were the Tenant named thereunder, and shall name the Landlord as an additional insured on all policies of insurance required by the Sublease and Lease, and provide the Landlord with a documentary proof thereof as required by the Lease.

     9. USE: Subtenant shall use the Subleased Premises only for the uses for which Tenant is allowed to use the Subleased Premises pursuant to the Lease.



--------------------------------------------------------------------------------

CONSENT OF MASTER LESSOR                                             PAGE 3 OF 4
--------------------------------------------------------------------------------

     10. ASSIGNMENT OF TENANT'S RIGHTS: Tenant irrevocably assigns to Landlord, as security for the performance of each and all of Tenant's obligations under the Lease, all rent and other consideration received or to be received from Subtenant. Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord's application, may (but is not required to) collect such rent or other consideration provided, however, that until and unless Tenant commits an Event of Default under the Lease, Tenant shall have the right to collect such rent or other consideration (subject to any obligation set forth in the Lease whereby Tenant is to pay all or a part of such rent or other consideration to Landlord). Such assignment shall be subject to the following terms and conditions:

               (a) Landlord may collect such rent or other consideration from Subtenant only so long as Tenant shall continue to be in default of its obligations under the Lease.

               (b) Upon Landlord's written request following the occurrence of an Event of Default under the Lease, Tenant shall execute such documents as are reasonably requested by Landlord for the purpose of confirming to Subtenant that Landlord has the right to collect all rent and other consideration otherwise due to Tenant from such subtenant or assignee.

               (c) Subtenant has the right and duty to pay rent or other consideration otherwise due to Tenant directly to Landlord upon receipt from Landlord of a declaration under penalty of perjury stating that an Event of Tenant's Default exists under the Lease, and in such event, each payment made to Landlord shall be deemed to satisfy the obligations of Subtenant to Tenant, but only to the extent of such payment.

               (d) Subtenant's payment to Landlord pursuant to this assignment shall not create or evidence any direct landlord tenant relationship between Subtenant and Landlord, and Landlord may exercise all remedies to terminate the Lease (including the termination of Subtenant's possession of the Premises or the Subleased Premises) in the event of any Event of Default by Tenant, notwithstanding its receipt of any payment from Subtenant pursuant to this assignment, unless the receipt of such payment completely cures Tenant's default. The acceptance of a payment from Subtenant pursuant to this assignment shall not affect Landlord's right to its remedies with regard to all defaults remaining uncured after such payment.

     11. TERMINATION: The Sublease is and remains subject and subordinate to the Lease, and a termination of the Lease for any reason (including but not limited to a default of Tenant) shall terminate the Sublease.



--------------------------------------------------------------------------------

CONSENT OF MASTER LESSOR                                             PAGE 4 OF 4
--------------------------------------------------------------------------------

     12. BROKERAGE COMMISSIONS: Landlord has not been represented by a real estate broker in regard to the transaction represented by this Amendment, and no brokerage commissions or finder's fees are due from Landlord in regard to the transaction. Tenant will hold Landlord harmless and indemnify Landlord against any claim, loss, or damage, including reasonable attorney's fees, in regard to a brokerage commission or finder's fee claim by a broker or finder and arising out of this transaction.

LANDLORD:                                   TENANT:

50 West San Fernando Associates, a          AboveNet, a California  corporation
California limited partnership

By: SFG San Jose Company, LLC, an           /s/ STEPHEN BELOMY
    Indiana limited liability company,      ------------------------------------
    General Partner                             Stephen Belomy
                                            By  Exec. V.P. & CFO
By: Melvin Simon & Associates, Inc.,           ---------------------------------
    an Indiana corporation, Manager             [Print Name and Title]
                                                Dated: 3/31/98
By: /s/ DAVID SIMON
   -------------------------------
    David Simon, Vice President             SUBTENANT

Dated: 4-20-98                              Halcyon Software California, Inc., a
                                            California corporation

                                            /s/ DON HSI
                                            ------------------------------------
                                            By  Don Hsi President & CEO
                                               ---------------------------------
                                                [Print Name and Title]

                                             Dated: 3/31/98



--------------------------------------------------------------------------------

                                   EXHIBIT "A"
                                    Sublease

                                    SUBLEASE

     This Sublease (the "Sublease") is dated as of March 31, 1998, for reference purposes only, and is made between AboveNet, a California corporation ("Tenant") and Halcyon Software California, Inc., a California corporation ("Subtenant") with reference to the following facts and circumstances, which are conclusively agreed between the parties:

               A. 50 West San Fernando Associates, a California limited partnership ("Landlord") and Tenant are parties to that certain Office Lease dated for reference purposes as of May 15, 1996, as amended by First Amendment to Lease dated as of December 12, 1996 and the Second Amendment to Lease dated as of February 23, 1998 (collectively referred to as the "Lease"). A copy of the Lease is attached as Exhibit "A" and incorporated herein by this reference.

               B. The Lease relates to Landlord's premises located on the 10th floor of Landlord's property located at 50 West San Fernando Street, San Jose, California (the "Building"). Pursuant to the Lease, Tenant occupies 1,986 rentable square feet of space in the Building, commonly known as Suite 1010, and 3,211 rentable square feet of space in the Building, commonly known as Suite 1015, and totaling 5,197 rentable square feet in area. The location of these spaces are shown on the floor plan attached as Exhibit "B", which is incorporated herein.

               C. Tenant and Subtenant wish to enter into a sublease whereby Subtenant will sublease Suites 1010 and 1015 (collectively referred to as the "Subleased Premises") from Tenant for a portion of Tenant's Lease Term for such Premises.

     Now , therefore, in consideration of all of the foregoing facts and circumstances, and for good and valuable consideration, the receipt of which is acknowledged by each party, Tenant agree to and do amend the Lease as follows:

1.   Demise Of Subleased Premises

     Commencing on April 1, 1998 (the "Sublease Commencement Date") and subject to the terms and provisions hereof, Tenant hereby subleases to Subtenant, and Subtenant subleases from Tenant, the Subleased Premises. In the event that Tenant does not deliver possession of the Subleased Premises on April 1, 1998, the Sublease Commencement Date shall be the actual date of delivery. This Sublease shall not be void or voidable, nor shall Tenant be liable to Subtenant for any loss or damage resulting therefrom, if Tenant is unable to deliver the Subleased Premises by April 1,

Sublease                                                             Page 2 of 6
--------------------------------------------------------------------------------

1998, provided, that no Rent shall be payable by Subtenant on the Subleased Premises for any period prior to the date on which possession of the Subleased Premises is delivered by Tenant.

2.   INCORPORATION OF PROVISIONS OF THE LEASE

     The parties hereby incorporate all provisions of the Lease, except for provisions which are specifically addressed or the inclusion of which is disavowed hereby, specifically or by context. The incorporated provisions shall be applicable between Tenant and Subtenant in regard to the Subleased Premises as if the word "Landlord" set forth therein was "Tenant" and the word "Tenant" therein was "Subtenant". Notwithstanding anything set forth herein, such incorporation shall not extend to any provisions relating to options or rights of first refusal or expansion rights as to any space in the Building, nor to any options to renew or extend the term of the Lease, nor shall such incorporation extend the Term hereof or change the Rent set forth herein, nor shall such incorporation grant Subtenant any rights relating to construction of improvements or paying the cost thereof except for those rights specifically granted to Subtenant in this Sublease. Paragraphs 1.1 through 1.9; 1.11 through 1.12, 1.14, 1.15; 2.1, 2.4, 2.5; 3.1, 3.2, 3.4.5.1, 5.5; 7.4 (insofar as it obligates Tenant to pay for such signage, or to obtain signage other than that allowed by Landlord) of the original the Lease, and Paragraphs A through F of the Recitals and Paragraphs 1 through 6, 8 through 10, 14 through 16 in the body of the Second Amendment to Lease shall not be deemed incorporated herein.

3.   TERM

     The Lease Term for the Subleased Premises shall be from the Sublease Commencement Date to March 31, 2000, unless sooner terminated pursuant to the terms hereof

4.   RENUMBERING

     Suites 1010 and 1015 shall be renumbered so that they have a joint suite number of Suite 1012. Tenant will use Suite 1010 as the number of another suite on the 10th floor of the Building which Tenant is also leasing from Landlord.

5.   BASE RENT

     Subtenant shall pay Tenant monthly base rent as follows: (a) from the Sublease Commencement Date through May 31, 1998, the sum of $9,387.75 per month,
(b)



--------------------------------------------------------------------------------

Sublease                                                             Page 3 of 6
--------------------------------------------------------------------------------

from June 1, 1998 through August 31, 1998, the sum of $9,884.25 per month; and
(c) from September 1, 1998 to March 31, 2000, the sum of $14,811.45 per month. Said sums shall be prorated for any partial months.

6.   OPERATING EXPENSES AND OTHER CHARGES

     Subtenant shall pay to Tenant, as additional rent hereunder, an amount equal to Subtenant's Share (defined below) of all operating expenses which Tenant is obligated to pay to Landlord under the Lease. Subtenant shall pay Tenant monthly, on the first day of each month, Subtenant's Share of any estimated operating expense payments for which Tenant is liable under the Lease, and Tenant shall further pay, within thirty days of receiving Tenant's invoice therefor, Subtenant's Share of any reconciliation payment required of Tenant pursuant to Landlord's reconciliation of estimated operating expenses with actual operating expenses.

     Subtenant's Share shall be a percentage derived by dividing the rentable square feet of the Subleased Premises by the total rentable-square feet which Tenant is leasing directly from Landlord under the Lease (not to include any space subleased by Tenant in the Building from other tenants, nor space leased from Landlord by Tenant which is not on the 10th floor of the Building). When the Sublease begins, Subtenant's Share will be 100%.

     In addition, Subtenant shall pay to Tenant, as additional rent, any and all sums which Tenant is required to pay to Landlord for excess utility consumption, after hours HVAC or lighting, administrative services, services rendered at the request of or for the benefit of Subtenant relating to the Subleased Premises, and any and all other charges arising from occupancy of the Subleased Premises which Tenant is required to pay to Landlord.

     Subtenant shall repair and maintain the Premises to the extent that such matters are required of Tenant under the Lease.

7.   USE

     Subtenant shall use the Premises only for office purposes allowed pursuant to the Lease, and subject to all other use restrictions set forth in the Lease.



--------------------------------------------------------------------------------

Sublease                                                             Page 4 of 6
--------------------------------------------------------------------------------

8.   CONDITION OF SUBLEASED PREMISES.

     Subtenant is familiar with the condition of the Subleased Premises, and has had the opportunity to perform any investigations of its condition and suitability as Subtenant deemed necessary or appropriate. Subtenant accepts the Subleased Premises in their current condition, "AS-IS", with all faults, and acknowledges that neither Tenant, nor any agent, employee, manager, or attorney of Tenant, has made any representations or warranties with respect to the Subleased Premises or the Building, or with respect to the suitability of either for the conduct of Subtenant's business.

9.   CONSTRUCTION OF SUBTENANT IMPROVEMENTS IN THE SUBLEASED PREMISES

     Subtenant may construct Subtenant Improvements in the Subleased Premises under the terms and conditions of the rules and requirements of Paragraphs 10.1 of the Lease. Subtenant understands and agrees that all consents and approvals set forth therein must be given by both Tenant and Landlord, and that all insurance must name, both Landlord and Tenant as insureds or additional insureds.

     Subtenant's contractor shall obey all regulations and directives of Landlord's management staff, and shall cooperate with said staff to minimize any inconvenience and/or damage to the Building in regard to such construction. Prior to the start of construction, Subtenant's contractor shall deposit with Landlord the sum of $1,000.00, which Landlord shall hold as a deposit against any damages to the Building, damage to neighboring tenants, completion of any common area or Building punchlist items, and full compliance with all Building regulations and directives.

     Subtenant shall pay all rent which is due under this Sublease during any period of construction of Subtenant Improvements in the Subleased Premises.

10.  INSURANCE.

     Subtenant shall, procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Tenant under the Lease, naming Tenant as well as Landlord, in the manner required therein and such property insurance as is insurance required to be carried by Tenant under the Lease to the extent such property pertains to the Subleased Premises. Subtenant shall furnish to Tenant and Landlord a certificate of Subtenant's insurance required hereunder not later than ten (10) days before Tenant takes possession of the Subleased Premises. Each party hereby waives claims against the other for property damage covered (or if not covered, which is



--------------------------------------------------------------------------------

Sublease                                                             Page 5 of 6
--------------------------------------------------------------------------------

required hereby to be covered) by the party's insurance, provided such waiver shall not invalidate the waiving party's property insurance. Each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation. Subtenant hereby waives claims against Tenant and Landlord for property damage to the Premises or its contents if and to the extent that Tenant waives such claims against Landlord under the Lease. Tenant agrees to obtain, for the benefit of Tenant and Landlord, such waivers of subrogation rights from its insurer as required of Tenant under the Lease.

11.  PARKING:

     Tenant will make available to Subtenant fifteen (15) non-exclusive parking spaces which are available to Tenant pursuant to its Lease with Landlord, 8 spaces in the Off-Site Parking Facilities and 7 spaces in the On-Site Parking Facilities. Subtenant will pay all costs and charges associated with such spaces, and at Tenant's election, will contract directly with, or pay monthly fees directly to, the Landlord or its designated parking contractor.

12.  NOTICE ADDRESS

     The notice address for Tenant pursuant to the Sublease shall be as follows:

                             AboveNet
                             Attn: Steve Belomy
                             50 W. San Fernando St., Suite 1010
                             San Jose, California 95113

     The notice address for Subtenant pursuant to this Sublease shall be:

                             Halcyon Software California, Inc.
                             Attn: Don Shi
                             50 W. San Fernando St., Suite 1012
                             San Jose, California 95113

13.  BROKERAGE COMMISSION

     Neither party has been represented by a real estate broker in regard to the transaction represented by this Sublease and no brokerage commissions or finder's fees are due in regard to the transaction. Subtenant will hold Tenant harmless and indemnify Tenant against any claim, loss, or damage, including reasonable attorney's



--------------------------------------------------------------------------------

Sublease                                                             Page 6 of 6
--------------------------------------------------------------------------------

fees, in regard to a brokerage commission or finder's fee claim by a broker or finder under contract with or working with Subtenant. Tenant will hold Subtenant harmless and indemnify Subtenant against any claim, loss, or damage, including reasonable attorney's fees, in regard to a brokerage commission or finder's fee claim by a broker or finder under contract with or working with Tenant.

14.  ENTIRE AGREEMENT

     This Sublease constitutes and contains the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Subtenant acknowledges that neither Landlord, Tenant, nor Landlord's or Tenant's agents have made any legally binding representations or warranties as to any matter except for such matters which are expressly set forth herein, including any representations or warranties relating to the condition of the Subleased Premises or the improvements thereto or the suitability of the Subleased Premises or the Building for Subtenant's business.

15.  LANDLORD'S CONSENT

     This Sublease is subject to the written consent of Landlord, and Subtenant agrees to execute such Consent of Landlord as shall be requested pursuant to the granting of such consent.

16.  SUBORDINATION TO LEASE

     This Sublease is subject to and subordinate to the Lease. Subtenant agrees that it will not, by its act or omission to act, cause a default under the Lease.

TENANT:                                     SUBTENANT:

AboveNet, a California corporation          Halcyon Software California, Inc., a
                                            California corporation

By: /s/ STEPHEN BELOMY                      By: /s/ DON HSI
   -------------------------------             ---------------------------------
   Stephen Belomy, Exec. V.P. & CFO            Don Hsi, President & CEO
-------------------------------------       ------------------------------------
[Print Name and Title]                      [Print Name and Title]

Dated: 3/31/98                              Dated: 3/31/98
      --------                                     -------



--------------------------------------------------------------------------------